Exhibit 2.01

Resource Extraction Payment Report

Project-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2025, by project and type of payment.

		For the year ended December 31, 2025 (Ps. thousands)(1)
	Major Subnational Political Jurisdiction	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Limestone
Doña Amalia	Province of Catamarca	27,672	—	—	—	—	—	—	—	27,672
El Salitral y Cerro Bayo	Province of Neuquén	16,592	—	42,347	—	—	—	—	—	58,939
Barker	Province of Buenos Aires	1,103,386	—	10,315	—	—	—	—	—	1,113,701
La Pampita y Entorno	Province of Buenos Aires	12,229,811	—	265	—	—	—	—	—	12,230,076

Granite
La Preferida	Province of Buenos Aires	429,973	—	50,193	—	—	—	—	—	480,166
Total		13,807,434	—	103,120	—	—	—	—	—	13,910,554

(1) All payments are reported in Argentine Pesos (Ps.) adjusted by inflation according to IAS 29. All payments were made in Ps. As of December 31, 2025, the official nominal exchange rate for pesos into U.S. dollars was Ps. 1,459.4167 per US$1.00 and as of September 14, 2026 the official nominal exchange rate for pesos into U.S. dollars was Ps. 1,510.3215 per US$1.00.

Government-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2025, by government and type of payment.

	For the year ended December 31, 2025 (Ps. thousands)(1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Argentina
Province of Catamarca - Agencia de Recaudación	27,672	—	—	—	—	—	—	—	27,672
Province of Neuquen - Direccion Provincial de Rentas	16,592	—	42,347	—	—	—	—	—	58,939
Province of Buenos Aires
Agencia de Recaudacion	462,829	—	265	—	—	—	—	—	463,094
Subsecretaría de Minería	4,777	—	159	—	—	—	—	—	4,936
Ministerio de Producción de Ciencia e Innovación Tecnológica	—	—	60,349	—	—	—	—	—	60,349
Municipality of Olavarria	12,261,303	—	—	—	—	—	—	—	12,261,303
Municipality of Avellaneda	12,319	—	—	—	—	—	—	—	12,319
Municipality of Benito Juarez	1,021,942	—	—	—	—	—	—	—	1,021,942
Total	13,807,434	—	103,120	—	—	—	—	—	13,910,554

(1) All payments are reported in Argentine Pesos (Ps.) adjusted by inflation according to IAS 29. All payments were made in Ps. As of December 31, 2025, the official nominal exchange rate for pesos into U.S. dollars was Ps. 1,459.4167 per US$1.00 and as of September 14, 2026 the official nominal exchange rate for pesos into U.S. dollars was Ps. 1,510.3215 per US$1.00.

Payment details disclosure

The table below provides the details of payments made to governments for the fiscal year ended December 31, 2025.

For the year ended December 31, 2025 (Ps. thousands)(1)
Business segment	Project	Resource	Extraction Method	Government	Payment Type	Amount
Cement, masonry cement & lime	Doña Amalia	Limestone	Open pit	Province of Catamarca - Agencia de Recaudación	Tax	27,672
Cement, masonry cement & lime	El Salitral y Cerro Bayo	Limestone	Open pit	Province of Neuquen - Dirección Provincial de Rentas	Tax	16,592
Cement, masonry cement & lime	El Salitral y Cerro Bayo	Limestone	Open pit	Province of Neuquen - Dirección Provincial de Rentas	Fees	42,347
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Municipality of Olavarría	Tax	11,843,649
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Province of Buenos Aires - Agencia de Recaudación	Tax	381,746
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Tax	4,415
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Fee	265
Aggregates	La Preferida	Granite	Open pit	Municipality of Olavarría	Tax	417,654
Aggregates	La Preferida	Granite	Open pit	Municipality of Avellaneda	Tax	12,319
Aggregates	La Preferida	Granite	Open pit	Province of Buenos Aires - Ministerio de Producción de Ciencia e Innovación Tecnológica	Fees	50,087
Aggregates	La Preferida	Granite	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Fees	106
Cement, masonry cement & lime	Barker	Limestone	Open pit	Municipality of Benito Juarez	Tax	1,021,942
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Agencia de Recaudación	Tax	81,083
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Tax	362
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Fees	53
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Ministerio de Producción de Ciencia e Innovación Tecnológica	Fees	10,262
Total						13,910,554

(1) All payments are reported in Argentine Pesos (Ps.) adjusted by inflation according to IAS 29. All payments were made in Ps. As of December 31, 2025, the official nominal exchange rate for pesos into U.S. dollars was Ps.1,459.4167 per US$1.00 and as of September 14, 2026 the official nominal exchange rate for pesos into U.S. dollars was Ps. 1,510.3215 per US$1.00.